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                                                                EXHIBIT 21.1


The subsidiaries or affiliates of the Company are:

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

                   Name                                    Jurisdiction of Incorporation
                   ----                                    -----------------------------
Carbide/Graphite Management Corporation                         Delaware Corporation

C/G Specialty Products Management Corporation                   Delaware Corporation

Carbon/Graphite International                            Barbados Foreign Sales Corporation

Seadrift Coke, L.P.                                           Texas Limited Partnership

Carbide/Graphite Business Trust                                Delaware Business Trust